UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 15, 2016

POLYCOM, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	000-27978	94-3128324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 America Center Drive San Jose, California		95002
(Address of principal executive offices)		(Zip Code)

(408) 586-6000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 15, 2016, Betsy S. Atkins delivered her resignation from the board of directors (the “Board”) of Polycom, Inc. (the “Company”), effective on April 15, 2016.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 18, 2016, the Board approved an amendment to Section 3.2 of the Company’s Bylaws, effective as of such date, to decrease the size of the Board from seven (7) to six (6) members in order to eliminate the vacancy resulting from Ms. Atkins’ resignation. A copy of the Amended and Restated Bylaws of the Company is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 8.01. Other Events

On April 18, 2016, the Company issued a press release announcing Ms. Atkins’ resignation. The text of the press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

3.1	Amended and Restated Bylaws of Polycom, Inc., as amended effective April 18, 2016.

99.1	Press Release, dated April 18, 2016, entitled “Polycom Announces Board Member Resignation.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYCOM, INC.

By:	/s/ Sayed M. Darwish
Sayed M. Darwish
Chief Legal Officer and Executive Vice President, Corporate Development

Date: April 20, 2016

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Polycom, Inc., as amended effective April 18, 2016.

99.1	Press Release, dated April 18, 2016, entitled “Polycom Announces Board Member Resignation.”